Exhibit 4.2

Caravelle International Group

Number

Incorporated under the laws of the Cayman Islands

Share capital is US$50,000 divided into

500,000,000 Ordinary Shares of a par value of US$0.0001 each

THIS IS TO CERTIFY THAT                             is the registered holder of                           Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the                         day of                                           20     by:

DIRECTOR